Exhibit 10.1

ARDELYX, INC.

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee members of the board of directors (the “Board”) of Ardelyx, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”), which was adopted pursuant to the Board’s resolutions on May 23, 2014, and amended pursuant to the Board’s resolutions on March 3, 2017 and March 14, 2019.  The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.  This Program shall remain in effect until it is revised or rescinded by further action of the Board.  This Program may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors.  This Program shall become effective on the date of the closing of the initial public offering of Company common stock (the “Effective Date”).

1.          Cash Compensation.

(a)         Annual Retainers.  Each Non-Employee Director shall be eligible to receive an annual retainer of $40,000 for service on the Board.

(b)         Additional Annual Retainers.  In addition, a Non-Employee Director shall receive the following annual retainers:

(i)          Chairman of the Board.  A Non-Employee Director serving as Chairman of the Board shall receive an additional annual retainer of $30,000 for such service.

(ii)         Audit Committee.   A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service.  A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.

(iii)       Compensation Committee.  A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service.  A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

(vi)        Nominating and Corporate Governance Committee.   A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service.  A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(c)         Payment of Retainers.  The annual retainers described in Sections 1(a) and 1(b) (the “Annual Retainers”)  shall be paid by the Company in a single cash lump sum immediately following the Effective Date and on the date of each annual meeting of the Company’s stockholders after the Effective Date.  In the event a Non-Employee Director is initially elected or appointed to the Board or a committee thereunder on a date other than the date of an annual meeting of the Company’s stockholders, the Annual Retainers paid to such Non-Employee Director shall be paid on the date of election or appointment, prorated to reflect the number of months (rounded up to the next whole month) remaining until the next annual meeting of the Company’s stockholders.

(d)         Election to Receive Stock in Lieu of Cash. After the first payment of Annual Retainers following the Effective Date, Non-Employee Directors shall have the ability to elect to receive the Annual Retainers in an award of stock in lieu of cash pursuant to an election form provided by the Company for such purpose. Non-Employee Directors must complete and deliver the election form to the Company no later than 15 days prior to the next annual meeting of the Company’s stockholders.  In the event that a Non-Employee Director makes an election to receive the Annual Retainers in an award of stock in lieu of cash, on the annual meeting of the Company’s stockholders, he or she will automatically be granted that number of shares of fully vested Company common stock calculated by dividing the aggregate amount of the Annual Retainers by the Fair Market Value (as defined in the Equity Plan (as defined below)) of a share of Company common stock on the date of grant, rounded down to the nearest whole share.  The stock awards shall be granted under and shall be subject to the terms and provisions of the Company’s 2014 Equity Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”).  In the event of any inconsistency between the Equity Plan and this Program, the terms of this Program shall control.

2.          Equity Compensation.  Non-Employee Directors shall be granted the equity awards described below.  The awards described below shall be granted under and shall be subject to the terms and provisions of the Equity Plan and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board.  All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of stock options hereby are subject in all respects to the terms of the Equity Plan.  In the event of any inconsistency between the Equity Plan and this Program, the terms of this Program shall control.

(a)         Initial Awards.  Each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date shall be eligible to receive, on the date of such initial election or appointment, an option to purchase shares of the Company’s common stock with a grant date fair value of $240,000, but with a maximum number of shares of 75,000 shares of the Company’s common stock.  The awards described in this Section 2(a) shall be referred to as “Initial Awards.”  No Non-Employee Director shall be granted more than one Initial Award.

(b)         Subsequent Awards.  A Non-Employee Director who (i) has been serving on the Board for at least six months as of the date of any annual meeting of the Company’s stockholders after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such meeting, shall be automatically granted, on the date of such annual meeting, an option to purchase shares of the Company’s common stock with a grant date fair value of $120,000, but with a maximum number of shares of 50,000 shares of the Company’s common stock.   The awards described in this Section 2(b) shall be referred to as “Subsequent Awards.”  For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an annual meeting of the Company’s stockholders shall only receive an Initial Award in connection with such election, and shall not receive any Subsequent Award on the date of such meeting as well.

(c)         Termination of Service of Employee Directors.  Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their service with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(a) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Subsequent Awards as described in Section 2(b) above.

(d)         Terms of Awards Granted to Non-Employee Directors

(i)          Purchase Price.  The per share exercise price of each option granted to a Non-Employee Director shall equal the Fair Market Value (as defined in the Equity Plan) of a share of common stock on the date the option is granted.

(ii)         Vesting.  Each Initial Award shall vest and become exercisable with respect to 1/36th of the shares subject to the Initial Award on each monthly anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through each such vesting date.  Each Subsequent Award shall vest and become exercisable with respect to 1/12th of the shares subject to the Subsequent Award on each monthly anniversary of the date of grant, which vesting will accelerate in full immediately prior to the next annual meeting of the Company’s stockholders after the date of grant to the extent unvested as of such date, subject to the Non-Employee Director continuing in service on the Board through each such vesting date.  Unless as otherwise specified herein, no portion of an Initial Award or Subsequent Award which is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter.  All of a Non-Employee Director’s Initial Awards and Subsequent Awards, and any other stock options or other equity-based awards outstanding and held by the Non-Employee Director, shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

(iii)       Term.  The term of each stock option granted to a Non-Employee Director shall be ten (10) years from the date the option is granted.

3.          Reimbursements.  The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

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